                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): January 12, 2012

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             000-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On January 12, 2012, CSP Inc. (the "Company") issued a press release announcing its financial results for the fourth quarter fiscal year 2011 which ended September 30, 2011. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Form 8-K, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. The information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release Dated January 12, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: January 12, 2012 By: /s/Gary W. Levine

Gary W. Levine

Vice President Finance and

Chief Financial Officer

Contact: Gary Levine

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP Inc. Reports Fourth-Quarter and Year-End Fiscal 2011 Financial Results

BILLERICA, MA, January 12, 2012 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today reported financial results for the fourth quarter of fiscal 2011 ended September 30, 2011.

For the fourth quarter of fiscal 2011, total sales were $16.6 million compared with $22.4 million for the fourth quarter of 2010. For the full year, sales were $73.6 million compared with $90.1 million for fiscal 2010.

Gross profit for the fourth quarter of fiscal 2011 was 23.9% compared with 20.4% in the fourth quarter a year ago. For the full year, gross profit was 22.2% compared with 19.1% in fiscal 2010. The year-over-year increases for both the quarter and year were primarily the result of reduced lower-margin revenue from a large hosting customer, and a greater mix of higher-margin consulting as well as solutions and managed service business.

Net loss for the fourth quarter of fiscal 2011 was $92 thousand, or $0.03 per share, compared with net income of $46 thousand or $0.01 per diluted share, in the fourth quarter of fiscal 2010. For the full year fiscal 2011, net income was $369 thousand or $0.10 per diluted share, compared with net income of $910 thousand, or $0.25 per diluted share, for fiscal 2010.

Cash and short-term investments at fiscal year ended September 30, 2011 was $15.9 million compared with $15.5 million as of September 30, 2010.The increase in accounts receivables was due to orders received toward the end of the quarter. CSP purchased approximately $198 thousand of common stock during the quarter and $649 thousand of common stock for the full year. CSP's cash position may vary significantly from quarter to quarter due to the high working capital requirements needed to fund large projects at both its Systems and its Services and Systems Integration segments.

Restatement of Financial Statements

CSP restated its Consolidated Statements of Operations for the periods ended September 30, 2010, December 31, 2010, March 31, 2011 and June 30, 2011 to reflect adjustments and reclassifications of revenue and cost of goods, in connection with the identification of products that are maintenance and support services provided by third parties where CSP is not the primary provider of the service. Under current accounting standards, the revenue reported is required to be presented by the Company net of the cost of the services. CSP's prior practice was to record the revenue as the gross sales value of the services. In addition, certain other services provided by third-party contracts for which CSP is primary provider were correctly recorded at the gross sales value, however these services were reported as product revenue and should have been included as service revenue.

The adjustments made to the restated financial statements did not have an effect on earnings before taxes, net income, cash flows, total assets, total liabilities, retained earnings or total shareholder equity.

CSP expects to file an amendment to the Forms 10-Q for the Relevant Periods and an amendment to the Form 10-K for the fiscal year ended September 30, 2010 with the Securities and Exchange Commission in order to reflect the adjustment to the revenue and cost of sales and reclassifications. As a result, CSP's Annual Report on Form 10-K for the fiscal year ended September 30, 2010 and Quarterly Reports on Form 10-Q filed for the relevant periods should no longer be relied upon.

Management Comments

"Our financial results for the quarter and the full year were affected by significantly reduced sales to a major hosting customer at our Service and Systems Integration segment," said CSP Chairman and Chief Executive Officer Alexander R. Lupinetti. "While this resulted in disappointing year-over-year financial comparisons, we are encouraged by market demand trends and the progress we made in executing our organic growth strategy."

"At our Service and Systems Integration segment, we grew consulting as well as solutions and managed service business during the year in line with our strategy," added Lupinetti. "We were particularly pleased to begin recognizing the results of these strategic efforts in our gross margin performance. We are seeing increasing demand for our security and storage management expertise and our strategic partnerships continue to be successful. Our utilization rates are high and we are investing in additional skilled engineers to meet growing market demand."

"At our Systems segment, the highlight of the quarter was the shipment of a $1.2 million order for FastCluster 3000 Series multicomputers to an international sonar customer. FastCluster 3000 Series multicomputers are designed for deployment in harsh environments where performance and processing density are critical. After the close of the quarter, we introduced our next-generation FastCluster 3000 Series Open VPX Multicomputer with Converged Fabric at the MILCOM 2011 (Military Communications) Conference. This product is ideal for military high-performance embedded computing platforms that require high bandwidth and scalability across boards and systems. In 2012, we expect to begin benefiting from the production of 10 E2D aircraft that have received budget approval as part of phases 3 and 4 of the Low Rate Initial Production Phase."

"We are approaching fiscal 2012 with cautious optimism," said Lupinetti. "We still expect to record lower volumes from our large hosting customer, which could negatively affect year-over-year revenue comparisons. At the same time, we expect to continue gaining traction in our effort to grow higher-margin business at our Service and Systems Integration Segment."

Conference Call Details

CSP Chairman and Chief Executive Officer Alexander R. Lupinetti, and Chief Financial Officer Gary W. Levine will host a conference call at 10:00 a.m. (ET) today to review CSP's financial results and provide a business update. To listen to a live webcast of the call, please visit the "Investor Relations" section of the Company's website at www.cspi.com. Individuals may also listen to the call via telephone, by dialing (877) 709-8155 or (201) 689-8881. For interested parties unable to participate in the live call, an archived version of the webcast will be available for approximately one year on CSP's website.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. and its subsidiaries develop and market IT integration solutions and high-performance computer systems to meet the diverse requirements of our industrial, commercial, and defense customers worldwide.

CSP's Systems segment includes the MultiComputer Division, which designs and manufactures commercial high-performance computer signal processing systems for a variety of complex real time applications in defense and commercial markets.  The Company's MODCOMP Inc. subsidiary, also part of its Service and Systems Integration segment was founded in 1970, and has offices in the U.S., U.K. and Germany. Modcomp provides solutions and services for complex IT environments including storage and servers, unified communications solutions, IT security solutions and consulting services. More information about CSP is available on the company's website at www.cspi.com.

To learn more about MODCOMP, Inc., consult www.modcomp.com.

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, those relating to investing in additional skilled engineers to meet growing market demand, the expectation that CSP will begin benefiting from the production of 10 E2D aircraft, the expectation that CSP will record lower volumes from its large hosting customer, which could negatively affect year-over-year revenue comparisons, and its expectation that it will continue gaining traction in its effort to grow higher-margin business at the Service and Systems Integration Segment . The Company cautions that numerous factors could cause actual results to differ materially from forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	September 30,	September 30,
	2011	2010
Assets
Current assets:
Cash and short-term investments	$15,874	$15,531
Accounts receivable, net	13,148	12,190
Inventories	6,777	5,862
Other current assets	2,079	2,368
Total current assets	37,878	35,951
Property, equipment and improvements, net	833	873
Other assets	4,397	4,555
Total assets	$43,108	$41,379

Liabilities and Shareholders' Equity
Current liabilities	$15,870	$13,948

Pension and retirement plans	9,056	8,928
Non-current liabilities	286	24

Shareholders' equity	17,896	18,479
Total liabilities and shareholders' equity	$43,108	$41,379

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                               /---Three Months Ended---/ /--Twelve Months Ended---/
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2011	2010	2011	2010
Sales:
Product	$11,950	$16,841	$54,734	$69,634
Service	4,650	5,601	18,911	20,478
Total sales	16,600	22,442	73,645	90,112

Cost of Sales:
Product	9,179	14,621	44,810	59,461
Service	3,450	3,320	12,466	13,460
Total cost of sales	12,629	17,941	57,276	72,921

Gross profit	3,971	4,501	16,369	17,191

Operating expenses:
Engineering and development	325	552	1,785	1,953
Selling, general & administrative	3,640	3,889	13,775	14,096
Total operating expenses	3,965	4,441	15,560	16,049

Operating income (loss)	6	60	809	1,142

Other income (loss), net	(39)	53	(94)	7

Income (loss) before income taxes	(33)	113	715	1,149
Provision (benefit) for income taxes	59	67	346	235

Net income (loss)	($92)	$46	$369	$914

Net income(loss) attributable to common stockholders	($92)	$45	$363	$905

Income (loss) per share - basic	($0.03)	$0.01	$0.11	$0.26
Weighted average shares outstanding - basic	3,407	3,517	3,439	3,538

Income (loss) per share - diluted	($0.03)	$0.01	$0.10	$0.25
Weighted average shares outstanding - diluted	3,407	3,549	3,482	3,567